Exhibit 23.9

SNC-Lavalin Chile S.A.

2343 Luis Uribe, Ñuñoa

Santiago, Chile

March 30, 2006

Consent of SNC-Lavalin Chile S.A.

SNC-Lavalin Chile S.A. hereby consents to the references to our firm in the form and context in which they appear in the Form F-l Registration Statement of Peru Copper, Inc. and any amendment thereto.

SNC-Lavalin Chile S.A.

By:
Name:	Yves Laverdière
Title:	Director